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                                                                    EXHIBIT 10.9

                                 AMENDMENT NO. 1
                                     TO THE
                             SUBSCRIPTION AGREEMENT
                                      AMONG
                         SPECIAL DEVICES, INCORPORATED,
                             PARIBAS PRINCIPAL INC.,
                      J.F. LEHMAN EQUITY INVESTORS I, L.P.
                                       AND
                         JFL CO-INVEST PARTNERS I, L.P.

                  THIS AMENDMENT NO. 1 to the Subscription Agreement (the "Subscription Agreement", dated as of September 7, 1998, among Special Devices, Incorporated, a Delaware corporation (the "Company"), Paribas Principal Inc., a New York corporation (the "Purchaser"), J.F. Lehman Equity Investors I, L.P. (the "Fund") and JFL Co-Invest Partners I, L.P. ("Co-Invest") is made by and between the Company, the Purchaser, the Fund and Co-Invest as of this 3rd day of December, 1998 (this "Amendment").

                  On October 27, 1998, the Agreement and Plan of Merger, dated as of June 19, 1998 and amended and restated as of August 17, 1998, between SDI Acquisition Corp. and the Company (the "Merger Agreement"), was amended to change the cash consideration from $37.00 to $34.00 per share of the Common Stock of the Company and to provide for the rollover of additional shares of Common Stock of the Company held by Thomas Treinen and Walter Neubauer (the "Additional Rollover Shares").

                  The Company, the Purchaser, the Fund and Co-Invest wish to amend the Subscription Agreement so that the terms of the purchase and sale of the shares of the Company's Common Stock being purchased thereby are adjusted to reflect the amended terms of the Merger Agreement.

                  Accordingly, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Amendments. Notwithstanding anything to the contrary contained in the Subscription Agreement, as of the date hereof, the Subscription Agreement is modified and amended as set forth below. All terms used in this Amendment shall have the same definitions as set forth in the Subscription Agreement unless otherwise indicated herein.

                  (a) Section 1 of the Subscription Agreement is hereby replaced in its entirety by the following:

                  "1. Purchase and Sale of Shares. Subject to the terms set forth in this Agreement, and in reliance upon the representations, warranties and agreements of the Purchaser and the Company, contained herein, the Company hereby issues and sells to the Purchaser, and the Purchaser hereby subscribes for,
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         323,529 shares of Common Stock of the Company (the "Shares"). Payment
         will be made (upon the issuance of an appropriate certificate or certificates representing the Shares to and in the name of the Purchaser) in cash or by wire transfer of immediately available funds, at the price of $34.00 per share, for the aggregate purchase price of $10,999,986 (the "Purchase Price")."

                  (b) The first sentence of Section 3(c) of the Subscription Agreement is hereby replaced in its entirety by the following:

                           "As of the Closing, the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of preferred stock, of which 3,706,889 shares of Common Stock are issued and outstanding (excluding 101,575 unexercised options), and no shares of preferred stock are outstanding."

                  (c) Section 16(k) of the Subscription Agreement is hereby replaced in its entirety by the following:

                           "If the Merger has not been consummated on or before February 19, 1999, this Agreement shall terminate, and there shall be no liability or obligation on the part of any party or its affiliates, directors, officers or stockholders with respect to this Agreement."

         2. Consent to Amendment of Merger Agreement. The Purchaser hereby consents to the Amendment to the Merger Agreement dated October 27, 1998, a copy of which Amendment is attached hereto as Exhibit A.

         3. No Other Amendments. Except as provided above, the Subscription Agreement shall remain in full force and effect. The execution of this Amendment is not a waiver by the Company, the Purchaser, the Fund or Co-Invest of any of the terms or provisions of the Subscription Agreement.

         4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be duly executed on its behalf as of the day and year first above written.

                          SPECIAL DEVICES, INCORPORATED


                                  By: /s/ Thomas F. Treinen
                                      ------------------------
                                      Name: Thomas F. Treinen
                                      Title: President and
                                             Chief Financial Officer

                                  PARIBAS PRINCIPAL, INC.


                                  By: /s/ Stephen Eisenstein
                                      --------------------------
                                      Name: Stephen Eisenstein
                                      Title: Director


                                  J.F. LEHMAN EQUITY INVESTORS I, L.P.

                                  By: JFL Investors, L.L.C., Its General Part

                                  By: /s/ Donald Glickman
                                      ------------------------
                                      Name: Donald Glickman
                                      Title: Managing Director


                         JFL CO-INVEST PARTNERS I, L.P.

                                  By: JFL Investors, L.L.C., Its General Partner


                                  By: /s/ Donald Glickman
                                      -------------------------
                                      Name: Donald Glickman
                                      Title: Managing Director